Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-264472 on Form N-2 of our report dated March 17, 2023, relating to the consolidated financial statements of Blackstone Private Credit Fund and subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K of Blackstone Private Credit Fund for the year ended December 31, 2022.

We also consent to the reference to us under the headings “Financial Highlights,” “Senior Securities” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

March 21, 2023